Contact:  Jim Kratochvil
Executive Vice President,
Chief Financial Officer,
Treasurer & Secretary
812-424-2904

Amendment to Berry Plastics Group, Inc. Term Loan Credit Agreement

For Immediate Release:

EVANSVILLE, IN, February 12, 2009 – Berry Plastics Group, Inc. (“Holdco”), the parent of Berry Plastics Corporation, has today launched an amendment (the “Amendment”) to its Term Loan Credit Agreement (the “Holdco Credit Agreement”) dated as of June 5, 2007.  If the Amendment is approved by the requisite lenders under the Holdco Credit Agreement, Holdco, its subsidiaries and its affiliates would be allowed to repurchase loans under the Holdco Credit Agreement in the open market.  Signatures are being requested from the Holdco Lenders by 5:00 p.m. EST on Wednesday, February 18, 2009.

Berry Plastics is a leading manufacturer and marketer of plastic packaging products and is headquartered in Evansville, Indiana.

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Certain statements and information included in this release may constitute “forward looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of Berry Plastics to be materially different from any future results, performance, or achievements expressed or implied in such forward looking statements.  Additional discussion of factors that could cause actual results to differ materially from management’s projections, forecasts, estimates and expectations is contained in the companies’ SEC filings. The companies do not undertake any obligation to update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.